                  As filed with the Securities and Exchange Commission on October 8, 2009
    Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

RUBY TUESDAY, INC.
(Exact Name of Registrant as Specified in its Charter)

GEORGIA	63-0475239
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

150 WEST CHURCH AVENUE, MARYVILLE, TENNESSEE	37801
(Address of Principal Executive Offices)	(Zip Code)

RUBY TUESDAY, INC. 2003 STOCK INCENTIVE PLAN
(Full Title of the Plan)

Scarlett May, Esq.
General Counsel and Corporate Secretary
Ruby Tuesday, Inc.
150 West Church Avenue
Maryville, Tennessee 37801
(Name and Address of Agent For Service)

(865) 379-5700
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:
M. Todd Wade, Esq.
Bryan Cave Powell Goldstein
One Atlantic Center
Suite 1400
1201 West Peachtree Street, NW
Atlanta, Georgia 30309

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐                                                                                                Accelerated filer   ☒

Non-accelerated filer   ☐ (Do not check if a smaller reporting company)               Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
Title of		Maximum	Maximum
Securities	Amount	Offering	Aggregate	Amount of
to be	to be	Price Per	Offering	Registration
Registered	Registered	Share	Price	Fee
Common Stock,	2,800,000	$7.86 (2)	$22,008,000 (3)	$1,229
$0.01 par value	shares (1)

(1)  Representing shares of the Registrant’s common stock, $.01 par value (the “Common Stock”) that may be issued and sold by the Registrant in connection with the Registrant’s 2003 Stock Incentive Plan (formerly known as the 1996 Non-Executive Stock Incentive Plan and as the 1993 Non-Executive Stock Incentive Plan) (the “Plan”).  This Registration Statement also covers such indeterminable number of additional shares as may become issuable to prevent dilution in the event of stock splits, stock dividends or similar transactions pursuant to the terms of the Plan.  Pursuant to separate Registration Statements on Forms S-8 (Reg. No. 33-70490, 333-03157, 333-39321 and 333-77965), the Registrant previously registered 500,000 shares, 1,000,000 shares, 500,000 shares and 4,000,000 shares, respectively, of Common Stock (which due to two-for-one stock splits authorized on each of April 6, 1998 and April 11, 2000 yield a total of 16,000,000 previously registered shares) not included in the above figure subject to issuance under the Plan.
(2)  The average of the high and low prices of the Registrant’s Common Stock as reported by The New York Stock Exchange on October 2, 2009.
(3)  The aggregate offering price is calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8, this registration statement on Form S-8 (this “Registration Statement”) is being filed in order to register an additional 2,800,000 shares of the Registrant’s Common Stock, which are securities of the same class and relate to the same employee benefit plan, the Registrant’s 2003 Stock Incentive Plan, as amended and restated, as those shares registered on the Registrant’s registration statements on Form S-8 previously filed with the Commission on October 18, 1993 (Registration No. 033-70490, as amended by post-effective amendment No. 1 filed on April 30, 1996), May 3, 1996 (Registration No. 333-03157), November 3, 1997 (Registration No. 333-39321) and May 7, 1999 (Registration No. 333-77965), all of which are hereby incorporated by reference, except that certain provisions contained in Part II of such earlier registration statements are modified as set forth in this Registration Statement.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 6.  Indemnification of Directors and Officers.

Subsection (a) of Section 14-2-851 of the Georgia Business Corporation Code (the “Code”)  provides that a corporation may indemnify an individual made a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if such individual conducted himself or herself in good faith and such individual reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation and, in all other cases, that such conduct was at least not opposed to the best interests of the corporation and, in the case of any criminal proceeding, such individual had no reasonable cause to believe such conduct was unlawful.  Subsection (d) of Section 14-2-851 of the Code provides that a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 14-2-851 of the Code or in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity.

Notwithstanding the foregoing, pursuant to Section 14-2-854 of the Code a court may order a corporation to indemnify a director or advance expenses if such court determines that the director is entitled to indemnification or advance for expenses under the Code or that it is fair and reasonable to indemnify such director or to advance expenses to such director, in view of all the relevant circumstances, even if such director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Section 14-2-851 of the Code, failed to comply with Section 14-2-853 of the Code or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Section 14-2-851 of the Code.  However, if such director was adjudged liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.  If the court orders indemnification and/or advance of expenses pursuant to Section 14-2-854 of the Code, the court may also order the corporation to pay the director’s reasonable expenses in obtaining the court ordered indemnification or advance of expenses.

Section 14-2-852 of the Code provides that if a director has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection with the proceeding.

Section 14-2-857 of the Code provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation to the same extent as a director and if he or she is not a director, to such further extent as may be provided in its articles of incorporation, bylaws, a resolution of its board of directors or contract except for liability arising out of conduct that constitutes: (i) appropriation of any business opportunity of the corporation in violation of his or her duties; (ii) acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) receipt of an improper personal benefit or (iv) making distributions in violation of Section 14-2-640 of the Code or the corporation’s articles of incorporation.  Section 14-2-857 of the Code also provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 14-2-852 and is entitled to apply for court ordered indemnification or advances for expenses under Section 14-2-854, in each case to the same extent as a director.  In addition, Section 14-2-857 provides that a corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

Article IX of our articles of incorporation and Article XII of our by-laws provide for indemnification of any person who is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 8.  Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement pursuant to Item 601 of Regulation S-K.

Exhibit
 Number Description

5	Opinion of counsel with respect to the securities being registered.

10.1	Ruby Tuesday, Inc. 2003 Stock Incentive Plan. (Incorporated by reference to Annex B of the Schedule 14A filed on August 26, 2003).

23.1	Consent of counsel (included in Exhibit 5).

23.2	Consent of independent auditors.

24	Power of Attorney (see signature pages to this Registration Statement).

_________________________

Item 9.  Undertakings.

(a)       The undersigned registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20%  change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)            The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Maryville, Tennessee, on the 8th day of October, 2009.

RUBY TUESDAY, INC.

By:  /s/Marguerite N. Duffy
                                      Marguerite N. Duffy
 Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Samuel E. Beall, III and Marguerite N. Duffy, and either of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Samuel E. Beall, III	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)
Samuel E. Beall, III		October 8, 2009
/s/ Marguerite N. Duffy	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Marguerite N. Duffy		October 8, 2009
/s/ Claire L. Arnold	Director
Claire L. Arnold		October 7, 2009
/s/ Kevin T. Clayton	Director
Kevin T. Clayton		October 7, 2009
/s/ James A. Haslam	Director
James A. Haslam		October 7, 2009
/s/ Bernard Lanigan Jr.	Director
Bernard Lanigan Jr.		October 7, 2009
/s/ R. Brad Martin	Director
R. Brad Martin		October 7, 2009
/s/ Dr. Donald Ratajczak	Director
Dr. Donald Ratajczak		October 7, 2009
/s/ Stephen I. Sadove	Director
Stephen I. Sadove		October 7, 2009

EXHIBIT INDEX

Exhibit
Number                                                             Description

5	Opinion of counsel with respect to the securities being registered.

10.1	Ruby Tuesday, Inc. 2003 Stock Incentive Plan. (Incorporated by reference to Annex B of the Schedule 14A filed on August 26, 2003).

23.1	Consent of counsel (included in Exhibit 5).

23.2	Consent of independent auditors.

24           Power of Attorney (see signature pages to this Registration Statement).